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                                                                    EXHIBIT 10.2

                        AGREEMENT FOR CONSULTING SERVICES


       THIS AGREEMENT FOR CONSULTING SERVICES is entered into this March 31, 1998, by and between SIMCALA, INC., a Delaware corporation (the "Corporation"), and CGW SOUTHEAST III, L.L.C., a Delaware limited liability company ("CGW").

                                   BACKGROUND

       A. The Corporation desires to engage CGW for the purpose of providing financial and management consulting services to the Corporation.

       B. CGW is willing to accept such engagement upon the terms and conditions set forth herein.

                                    AGREEMENT

       For and in consideration of the above premises and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

       1. SCOPE OF CONSULTING SERVICES. The Corporation retains CGW, and CGW accepts engagement by the Corporation, to provide financial advisory and management consulting services to the Corporation and its affiliates. In such capacity, CGW will assist the Corporation and its affiliates in financial and strategic planning and analysis. Such consulting services shall include having a representative of CGW in attendance at all meetings of the Board of Directors of the Corporation, evaluation of and negotiations with potential candidates for acquisition by the Corporation, assisting the Corporation in relations with its lenders, and providing advice to the Corporation on its capital needs and structure, including general advice and assistance regarding refinancings or public offerings or sale of the Corporation. CGW agrees to be available to the Corporation as needed and to cause such services to be provided by persons employed or retained by or affiliated with CGW or its general partner. Unless required by reason of the nature of the particular consulting service, such services may be performed at the offices of CGW.

       2. TERM. The term (the "Term") of this Agreement shall commence on the date hereof and end on the fifth anniversary of the date hereof. This Agreement may be terminated prior to the expiration of the Term only (i) by mutual agreement of CGW and the Corporation, (ii) as provided in Section 5 below, or (iii) by the Corporation upon the willful failure of CGW to provide consulting services hereunder if such failure is not remedied within thirty (30) days after receipt by CGW of written notice by the Corporation to CGW. Upon any termination of this Agreement for any reason other than as provided in Section 5 below, CGW's right to receive compensation pursuant to Section 3 hereof shall cease and terminate.



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       3.     COMPENSATION.

              (a) For the services rendered by CGW hereunder, the Corporation shall pay to CGW (i) a monthly fee of $15,000 on the first day of each calendar month occurring during the Term, (ii) a fee with respect to each fiscal year of the Corporation that ends during the Term in an amount equal to the bonus paid to the Chief Executive Officer of the Corporation with respect to such fiscal year, such additional fee to be paid at the same time as such bonus is paid to the Chief Executive Officer, and (iii) a fee with respect to the portion of the fiscal year of the Corporation in which this Agreement begins or ends and during which this Agreement is in effect in an amount equal to the portion of the bonus paid to the chief executive officer of the Corporation with respect to such fiscal year pro rated based upon the number of days during such fiscal year this Agreement is in effect. The amount payable under this Section 3(a) is herein referred to as the "Retainer Fee."

              (b) In addition to the Retainer Fee, the Corporation shall pay to CGW fees in such amounts as shall be mutually agreed upon in advance for any services provided by CGW with respect to services provided to the Corporation by CGW at the request of the Corporation or any of its affiliates which fall outside the scope of services generally contemplated by Section 1 of this Agreement.

              (c) Upon termination of this Agreement as provided in Section 5 below, the Corporation shall pay to CGW an amount equal to the aggregate Retainer Fee that would have been paid over the remaining Term had such termination not occurred. For purposes of determining such amount the bonus deemed to be paid to the Chief Executive Officer of the Corporation for any fiscal year of the Corporation ending after any such termination shall be the average of the annual bonus paid to such officer for the full fiscal years of the Corporation ended after the date hereof and prior to such termination, and if no full fiscal years have ended during such period, then the bonus deemed to be paid to the chief executive officer for each fiscal year of the Corporation ending after such termination of this Agreement shall be $153,750.

       4. EXPENSES. The Corporation shall reimburse CGW for all of CGW's costs and expenses (other than ordinary overhead) reasonably incurred in connection with (i) attendance at meetings with the Corporation or any affiliate, and (ii) provision of its services hereunder. Such reimbursements shall be paid to CGW in a timely manner in accordance with the regular expense reimbursement policy of the Corporation and upon submission by CGW of all documentation ordinarily required by the Corporation's policy on reimbursement of expenses.

       5. CHANGE OF CONTROL. This Agreement shall terminate upon the occurrence of a Change in Control with respect to the Corporation. As used herein, a "Change in Control" shall be deemed to have occurred with respect to the Corporation upon (i) the consummation of any merger, share exchange or consolidation (other than with an affiliate


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of the Corporation) of the Corporation in which the shareholders of the
Corporation immediately prior to such merger, share exchange or consolidation shall not following such merger, share exchange or consolidation, own, directly or indirectly, at least fifty percent (50%) of the aggregate voting power of the outstanding securities of the continuing or surviving entity, (ii) any issuance or sale by the Corporation in a single transaction or series of related transactions of shares of the Corporation's capital stock which constitute after such issuance and sale fifty percent (50%) or more of the aggregate voting power of the outstanding securities of the Corporation, other than the issuance and sale of capital stock in a public offering of such securities or in connection with the exercise of options to purchase such voting securities granted to its employees or lenders, (iii) any other transaction or series of transactions in which the current holders of the Corporation's common stock cease to own, directly or indirectly, fifty percent (50%) or more of the aggregate voting power of the outstanding securities of the Corporation, other than through a public offering of the voting securities of the Corporation or other than in connection with the exercise of options to purchase voting securities of the Corporation granted to employees or lenders of the Corporation, or (iv) any sale in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation. The Corporation agrees to notify CGW promptly of any Change in Control of the Corporation by mailing to CGW written notice of such Change in Control, it being the intent of this provision that CGW be informed at all times concerning the ownership of the Corporation.

       6. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereto with respect to the services to be provided by CGW hereunder. No amendment or modification of this Agreement shall be valid or binding upon the Corporation or CGW unless made in writing and signed by the parties hereto.

       7. INDEPENDENT CONTRACTOR. CGW is and shall be an independent contractor, and no employment relationship between the Corporation and CGW is intended to be created hereby.

       8.     INDEMNIFICATION.

              (a) The Corporation shall indemnify and hold harmless CGW and its affiliates, their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934), if any, employees and agents of CGW or any of CGW's affiliates (each such person being an "Indemnified Person") from and against any losses, claims, damages or liabilities related to, arising out of or in connection with CGW's engagement hereunder.

              (b) The Corporation shall reimburse each Indemnified Person for all reasonable expenses (including fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related to, arising out of or in


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                     connection with CGW's engagement hereunder, whether or not pending or threatened and whether or not any Indemnified Person is a party; provided however, that if a final judicial determination is made that any losses, claims, damages or liabilities (or expenses related thereto) have resulted from the bad faith or gross negligence of any Indemnified Person, then each Indemnified Person will remit to the Corporation any amounts reimbursed under this subparagraph 8(b).

              (c) The Corporation will not be responsible for any losses, claims, damages or liabilities (or expenses related thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any Indemnified Person. The Corporation further agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Corporation or to any person claiming through the Corporation (including, without limitation, equity holders and creditors of the Corporation) for or in connection with CGW's engagement hereunder except for any such liability for losses, claims, damages or liabilities incurred by the Corporation that are finally judicially determined to have resulted from the bad faith or gross negligence of such Indemnified Person. If multiple claims are brought against CGW in an arbitration, with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Corporation agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

              (d) The Corporation agrees that each Indemnified Person is entitled to retain separate counsel of its choice in connection with any of the matters to which the indemnification and reimbursement commitments set forth in subparagraphs 8(a) and 8(b) above relate.

              (e) No Indemnified Person seeking indemnification, reimbursement or contribution under this Agreement will, without the Corporation's prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in this subparagraph 8(a) above.

              (f) The foregoing rights to indemnity and contribution shall be in addition to any rights that CGW and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of CGW's engagement. The Corporation hereby consents to personal jurisdiction and to service and


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                     venue in any court in which any claim which is subject to
                     this Agreement is brought against CGW or any other Indemnified Person.

              (g) The Corporation and CGW agree that if any indemnification or reimbursement sought pursuant to this Section 8 is finally judicially determined to be unavailable (except by reason of the gross negligence or bad faith of any Indemnified Person), then, whether or not CGW is the person entitled to indemnification or reimbursement, the Corporation and CGW shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Corporation on the one hand, and CGW on the other, in connection with the transaction to which such indemnification or reimbursement relates, and other equitable considerations; provided however, that in no event shall the amount to be contributed by CGW exceed the amount of the fee actually received by CGW hereunder.

       9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

       10. DELEGATION. CGW hereby delegates to CGW Southeast Management III, L.L.C. ("Management") the performance of all duties of CGW hereunder, and directs the Corporation to make payment of the Retainer Fee and all other amounts due CGW hereunder to Management. The Corporation hereby consents to the delegation of the performance of CGW's duties hereunder to Management, and agrees to make payment of the Retainer Fee and such other amounts as so directed. CGW may terminate the delegation of its duties hereunder to Management by a written notice to the Corporation which shall be effective upon receipt by the Corporation. From and after the receipt of such written notice, all amounts payable hereunder to CGW shall be paid to CGW rather than to Management. Management agrees to accept the delegation of the duties hereunder from CGW until such delegation is terminated by CGW, and agrees to provide the consulting services herein described in accordance with the terms hereof.

                            [Signatures on Next Page]

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                           SIMCALA, INC.


                                           By: /s/ C. Edward Boardwine
                                               -------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------


                                           CGW SOUTHEAST III, L.L.C.

                                           By: CGW, Inc., its Manager

                                           By: /s/ William A. Davies
                                               -------------------------------
                                               William A. Davies
                                               Managing Director



                                           CGW SOUTHEAST MANAGEMENT III, L.L.C.

                                           By: /s/ William A. Davies
                                               -------------------------------
                                               William A. Davies
                                               Managing Director


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